Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-3 ASR No. 333-261445-01) of Apartment Income REIT, L.P. and in the related Prospectus of our report dated March 12, 2021 (except Note 15, as to which the date is March 1, 2022), with respect to the consolidated financial statements of Apartment Income REIT, L.P., included in this Annual Report (Form 10-K) for the year ended December 31, 2021.

/s/ Ernst & Young LLP

Denver, Colorado

March 1, 2022

A member firm of Ernst & Young Global Limited